UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
May 21, 2020
Date of Report
(Date of earliest event reported)

SYNCHRONY FINANCIAL
(Exact name of registrant as specified in its charter)

Delaware	001-36560	51-0483352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Long Ridge Road, Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)
(203) 585-2400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	o
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ¨

Item 5.07	Submission of Matters to a Vote of Security Holders.

a)	The Company held its annual meeting of stockholders on May 21, 2020.

b)
The stockholders elected all of the directors named in the proxy statement for the coming year; approved our named executives’ compensation in an advisory vote; and ratified the selection of KPMG LLP as our independent registered public accounting firm for 2020. The voting results for each of these proposals are detailed below.

A.      Election of Directors

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Margaret M. Keane	489,517,886	301,004	234,689	25,347,370
Fernando Aguirre	487,176,146	2,607,913	269,520	25,347,370
Paget L. Alves	487,714,214	2,076,084	263,281	25,347,370
Arthur W. Coviello, Jr.	488,975,469	326,794	751,316	25,347,370
William W. Graylin	488,920,474	339,986	793,119	25,347,370
Roy A. Guthrie	488,761,004	548,536	744,039	25,347,370
Richard C. Hartnack	476,513,387	12,763,390	776,802	25,347,370
Jeffrey G. Naylor	485,311,665	4,477,387	264,527	25,347,370
Laurel J. Richie	486,814,852	2,986,138	252,589	25,347,370
Olympia J. Snowe	487,225,614	2,582,466	245,499	25,347,370
Ellen M. Zane	487,780,344	1,975,222	298,013	25,347,370

B.      Management Proposals

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Advisory Vote to Approve Named Executive Officer Compensation	445,670,877	43,890,253	492,449	25,347,370

Ratification of Selection of KPMG LLP as Independent Registered Public Accounting Firm of the Company for 2020	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
	514,576,345	499,160	325,444	N/A

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONY FINANCIAL

Date: May 28, 2020	By:	/s/ Jonathan Mothner
	Name:	Jonathan Mothner
	Title:	Executive Vice President, General Counsel and Secretary